July 18, 2008

Baron Investment Funds Trust,

on behalf of its fund series as

set forth on Appendix I attached hereto

767 Fifth Avenue

New York, NY 10153

RE: First Amendment to Committed Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Baron Investment Funds Trust, a Massachusetts business trust (the “Borrower”), on behalf of its fund series from time to time listed on Appendix I to the Letter Agreement, as defined below (each such fund series, a “Fund”), a $100,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated July 20, 2007, by and between the Borrower and the Bank (as amended, the “Letter Agreement”). The obligations of the Borrower arising under the Committed Line are evidenced by a promissory note in the original principal amount of $100,000,000.00 dated July 20, 2007 executed by the Borrower in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Letter Agreement.

The Borrower and the Bank have agreed to extend the Committed Line for an additional 364-day period from the date hereof and to amend the Letter Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

I.	Amendments to Letter Agreement

Subject to the terms and conditions hereof, the Letter Agreement is hereby amended as follows:

(a) Subject to the terms and conditions hereof, Section I(1) of the Letter Agreement is hereby amended by replacing “July 18, 2008” in the first sentence of such Section with “July 17, 2009”.

(b) Section II(5) of the Letter Agreement is hereby amended by restating the second sentence thereof to read in its entirety as follows: “Notices (a) to the Bank shall be given to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, MA 02206, or if by overnight courier service, State Street Bank and Trust Company, 4 Copley Place, 5th Floor, Boston, MA 02116, in either case to the attention of: Karen A. Gallagher, Vice President, or Mutual Fund Lending Department Head, and (b) to the Borrower or any Fund shall be deemed to have been given if given at the beginning of this Agreement, Attention: Chief Financial Officer.”

(c) Exhibit B, Exhibit C, and Exhibit D attached to the Letter Agreement are each hereby restated to read in their entirety as set forth on Exhibit B, Exhibit C, and Exhibit D, respectively, attached hereto.

Baron Investment Funds Trust,

on behalf of its fund series as

set forth on Appendix I attached hereto

July 18, 2008

II.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Letter Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2. The Borrower, for itself and on behalf of each of its Funds, represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrower contained in the Letter Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within the Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust or by-laws or other organizational documents of the Borrower or Fund or any law, rule or regulation applicable to the Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower and each such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Letter Agreement to be governed by the laws of the State of New York.

4. This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Karen A. Gallagher
Karen A. Gallagher, Vice President

Agreed to and accepted:

BARON INVESTMENT FUNDS TRUST,

on behalf of each of:

Baron Asset Fund

Baron Growth Fund

Baron Small Cap Fund

Baron iOpportunity Fund

Baron Fifth Avenue Growth Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Title:	Chief Legal Officer

EXHIBIT B

ADVANCE/PAYDOWN REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-937-8806 or 617-937-8808; fax 617-988-6677

FROM:	BARON INVESTMENT FUNDS TRUST, on behalf of [ ] (the "Fund")
(Fund # ) (DDA # )

In connection with the letter agreement dated July 20, 2007 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

4.	The Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:

(i)	Total Assets of the Fund	$

(ii)	Total Liabilities (excluding Indebtedness for borrowed money) of the Fund	$

(iii)	without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$

(iv)	without duplication, the value of any assets the sale of which is restricted by any contractual, statutory, regulatory or other similar restrictions under applicable law	$

(v)	item (a)(i) less item (a)(ii) less item (a)(iii) less item (a)(iv)	$

(b) the “Borrowing Percentage” for the Fund (as set forth on Attachment 1 hereto) times item (a)(v)		$

(c)	(i)	Beginning Loan Balance:	$

	(ii)	Paydown Amount (if any):	$

	(iii)	Requested Loan (if any)	$

	(iv)	Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):	$

(d) The aggregate outstanding principal amount of Indebtedness for borrowed money of the Fund other than the Loans as of the date hereof			$

(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):			$

6.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which a Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower or such Fund, any agreement of the Borrower or Fund with any foreign, federal, state or local securities division to which the Borrower or Fund is subject, any other applicable agreement or document to which the Borrower or Fund is a party or any law, rule or regulation applicable to the Borrower or Fund.

7.	The amount set forth in 5(c)(iv) above does not exceed the Committed Line Amount, and the aggregate principal amount of Loans outstanding to the Borrower, on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Committed Line Amount.

8.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

BARON INVESTMENT FUNDS TRUST, on behalf of [FUND]

By:
Name:
Title
Date:

2

Attachment 1

(to Advance/Paydown Request Form)

Funds and Borrowing Percentages

Name	Borrowing Percentage
Baron Investment Funds Trust, on behalf of each of:

Baron Asset Fund	5.00%
Baron Growth Fund	15.00%
Baron Small Cap Fund	15.00%
Baron iOpportunity Fund	15.00%
Baron Fifth Avenue Growth Fund	15.00%

EXHIBIT C

INDEBTEDNESS

Each of Baron Asset Fund, Baron Growth Fund, and Baron Small Cap Fund, in connection with an investment in Kerzner International Holdings, Ltd. (“Kerzner”), has agreed to guarantee its proportionate share (based upon each Fund’s ownership interest in Kerzner) of certain obligations relating to amounts that may become payable due to wind or storm damage at Kerzner’s Bahamas properties to the lenders that financed the acquisition of Kerzner by the above Funds. The guarantee is limited in amount to $4,450,483 in the case of Baron Asset Fund, $6,323,021 in the case of Baron Growth Fund, and $2,988,365 in the case of Baron Small Cap Fund. The guarantee by each of the Funds is secured by a pledge of certain shares as set forth on Exhibit D below. The guarantee by each of the Funds will expire in June 2009.

In addition, Baron Growth Fund has committed to purchase up to $5,000,000 of Island Global Yachting IV L.P. As of March 31, 2008, Baron Growth Fund has funded $2,090,399 against this commitment. The commitment is secured by a pledge of certain shares as set forth on Exhibit D below.

EXHIBIT D

ENCUMBRANCES

Certain assets of Baron Asset Fund, Baron Growth Fund and Baron Small Cap Fund have been segregated at the Custodian for the purpose of pledging such assets to secure the Funds’ obligations in respect of the Kerzner transaction described on Exhibit C. The aggregate market value of such pledged shares will not exceed $5,000,000 in the case of Baron Asset Fund, $7,000,000 in the case of Baron Growth Fund and $4,500,000 in the case of Baron Small Cap Fund.

In addition, certain assets of Baron Growth Fund have been segregated at the Custodian for the purpose of pledging such assets to secure the Fund’s obligations in respect of the Island Global Yachting IV L.P. transaction described on Exhibit C. The aggregate market value of such pledged shares will not exceed $5,500,000.